UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2007

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 5, 2007, AirTran Airways management revised its guidance for the second quarter as follows. Passenger revenue per available seat miles (RASM) are expected to decline between 5.0% and 5.5% and non-fuel cost per available seat miles (non-fuel CASM) are expected to be down approximately 5.25% to 5.75% year over year. The cost per gallon of fuel is expected to be approximately $2.23 to $2.27, including all taxes and fees.

Advance booked load factors for the third quarter are well ahead of last year, and the Company continues to expect unit revenues to be up in the second half of 2007.

Item 8.01.	Other Information.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Information

Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2006. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Financial and Legal Information

This document relates, in part, to the offer (the “Offer”) by AirTran Holdings, Inc., (“AirTran”) through its wholly-owned subsidiary, Galena Acquisition Corp. (“Galena”), to exchange each issued and outstanding share of common stock and Series A Junior Participating Preferred Stock and associated rights of Midwest Air Group, Inc., a Wisconsin corporation (“Midwest”), (collectively the “Rights” and together, the “Midwest Shares”), for consideration consisting of a combination of cash and common stock, par value $0.001 per share (“AirTran Common Stock”), of AirTran having an aggregate value of $15.00 per share, comprised of $9.00 in cash and 0.5842 of a share of AirTran common stock.

The Offer currently is scheduled to expire at 12:00 Midnight, New York City time on August 10, 2007, unless extended. AirTran and Galena have expressly reserved the right, in their sole discretion, to extend the period of time during which the Offer will remain open. Any extension will be announced no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

This document does not constitute an offer to purchase or the solicitation of an offer to sell which is being made only pursuant to the Offer to Exchange and related Letter of Transmittal forming part of the registration statement referred to below. The information required to be disclosed by Exchange Act Rule 14d-6(d)(1) is contained in the Prospectus and is incorporated by reference. The Offer is not being made to and nor will tenders be accepted from or on behalf of holders of securities of Midwest Air Group, Inc. in any jurisdiction in which the making of the Offer or the acceptance thereof would not comply with the laws of such jurisdiction. In those jurisdictions in the United States where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of AirTran and Galena by Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, or by one or more registered broker or dealers under the laws of such jurisdiction.

AirTran has filed a Registration Statement (No. 333-139917) with the Securities and Exchange Commission on Form S-4 relating to the AirTran common stock to be issued to holders of Midwest shares in the offer (the “Registration Statement”). The terms and conditions of the Offer are set forth in the prospectus, which is a part of the registration statement (the “Prospectus”), and the related Letter of Transmittal, which also are exhibits to the Schedule TO.

Investors and security holders are urged to read the Registration Statement, as well as any other relevant documents filed with the SEC, and any amendments or supplements to those documents, because they contain or will contain important information.

Investors and security holders may obtain a free copy of the Registration Statement, the Schedule TO, and amendments and supplements to such respective documents at http://www.sec.gov. The Registration Statement, the Schedule TO, and such other documents and amendments and supplements to such respective documents may also be obtained free of charge from AirTran by directing such request to: Richard P. Magurno, Corporate Secretary, AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827, or to the information agent for this offering: Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: July 5, 2007	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President Finance
and Chief Financial Officer
(Principal Accounting and Financial Officer)